PRESS RELEASE

Contacts:
Mellanox Technologies
Brian Sparks
408-970-3400
media@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com

Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Announces Record Revenue

SUNNYVALE, Calif. and YOKNEAM, ISRAEL – Oct. 21, 2009 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for servers and storage, today announced record revenue for its third quarter ended Sept. 30, 2009.

Third Quarter Highlights

•	Revenues were $32.7 million

•	Gross margins were 75.2 percent

•	Operating income was $6.7 million or 20.6 percent of revenues

•	Net income: $4.8 million GAAP, $8.9 million non-GAAP

•	Net income per diluted share: $0.14 GAAP, $0.25 non-GAAP

•	$14.2 million in cash provided by operating activities

•	$208.1 million in total cash and investments at Sept. 30, 2009

Financial Results
In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $32.7 million, up from $25.3 million in the second quarter of 2009, and up from $29.1 million in the third quarter of 2008.

Gross margins in the third quarter were 75.2 percent, up from 74.1 percent in the second quarter of 2009 and compared with 79.1 percent in the third quarter of 2008. GAAP net income in the third quarter of 2009 was $4.8 million or $0.14 per diluted share, up from $1.7 million or $0.05 per diluted share in the second quarter of 2009 and compared with $5.2 million or $0.16 per diluted share in the third quarter of 2008.

On a non-GAAP basis, the company recorded third quarter net income of $8.9 million, or $0.25 per diluted share, compared with $4.7 million or $0.13 per diluted share in the second quarter of 2009 and $9.6 million or $0.28 per diluted share in the third quarter of 2008. The third quarter 2009 non-GAAP net income results exclude $2.4 million of share-based compensation expenses and tax expense of $1.7 million from changes in certain deferred tax assets.

Total cash and investments increased to $208.1 million at Sept. 30, 2009. The company generated $14.2 million in cash from operating activities during the quarter.

“Design wins and worldwide adoption of our InfiniBand and Ethernet connectivity products continued to grow in the third quarter,” said Eyal Waldman, chairman, president and CEO of Mellanox Technologies. “Increased system utilization and efficiency resulting from the adoption of our technology creates a competitive edge for both server and storage systems customers and drove sales of our products in various end-markets. With Mellanox-based connectivity solutions, end-users achieve much better performance with significantly lower capital expenses and total cost of ownership resulting in higher return-on-investment.”

Recent Mellanox Press Release Highlights

•	Oct. 20 — Mellanox Technologies Ranked Number 298 Fastest Growing Company in North America on Deloitte’s 2009 Technology Fast 500™

•	Sep. 21 — Mellanox Releases World’s First 40 Gigabit Ethernet Converged Network Adapter Card

•	Sep. 3 — Mellanox and Intalio Win Gold Award in the “Cloud Computing Technologies” Category at the Best of VMworld 2009 Awards

•	Sep. 1 — Mellanox ConnectX-2 Virtual Protocol Interconnect Adapter Card Delivers Unmatched Flexibility to Next-Generation Virtualized and Cloud Data Centers

•	Aug. 31- Intalio Partners with Mellanox Technologies to Deliver First High Performance Private Cloud Appliance

•	Aug. 31 — Mellanox Announces ConnectX-2, An Advanced High-Performance, Low Power, Connectivity Solution for Virtualized and Cloud Data Centers

•	Aug. 31 — Mellanox ConnectX 10 Gigabit Ethernet Adapters VMware Ready™ Certified for VMware vSphere™ 4

Conference Calls
Mellanox will broadcast its fiscal third quarter 2009 financial results conference call after the close of market on Wednesday, Oct. 21, 2009 at 2 p.m. Pacific Time (5 p.m. Eastern). To listen to the call, dial 719-457-2695 approximately ten minutes prior to the start time.

Mellanox will also conduct a conference call on Thursday, Oct. 22, 2009 at 9 a.m. Israel Time to discuss the company’s fiscal third quarter 2009 financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately ten minutes prior to the start of the call.

The Mellanox financial results conference calls will be available via a live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Mellanox web site for 12 months.

About Mellanox
Mellanox Technologies is a leading supplier of end-to-end connectivity solutions for servers and storage that optimize data center performance. Mellanox products deliver market-leading bandwidth, performance, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof solution. For the best in performance and scalability, Mellanox is the choice for Fortune 500 data centers and the world’s most powerful supercomputers. Founded in 1999, Mellanox Technologies is headquartered in Sunnyvale, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and the changes in certain deferred tax assets. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and the changes in certain deferred tax assets because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation and the changes in certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, and our ability to protect our intellectual property rights.

In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-K filed with the SEC on March 12, 2009 and our Form 10-Q filed with the SEC on August 6, 2009, including “Risk Factors”. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are registered trademarks of Mellanox Technologies, Ltd. BridgeX, FabricIT, PhyX, and Virtual Protocol Interconnect are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

MELLANOX TECHNOLOGIES, LTD.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Total revenues	$32,671	$29,138	$80,515	$82,494
Cost of revenues	(8,092)	(6,103)	(19,996)	(17,744)

Gross profit	24,579	23,035	60,519	64,750
Operating expenses:
Research and development	10,944	10,067	29,686	28,339
Sales and marketing	4,273	3,964	12,011	11,326
General and administrative	2,633	2,408	6,800	6,303

Total operating expenses	17,850	16,439	48,497	45,968
Income from operations	6,729	6,596	12,022	18,782
Other income, net	126	1,152	864	3,136

Income before taxes	6,855	7,748	12,886	21,918
Provision for taxes on income	(2,082)	(2,590)	(4,253)	(7,533)

Net income	$4,773	$5,158	$8,633	$14,385

Net income per share — basic	$0.15	$0.16	$0.27	$0.46

Net income per share — diluted	$0.14	$0.16	$0.26	$0.44

Shares used in computing income per share:
Basic	32,113	31,591	31,969	31,338
Diluted	33,611	32,909	33,166	32,890

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

GAAP NET INCOME	$4,773	$5,158	$8,633	$14,385
Adjustments:
Share-based compensation expense	2,383	2,043	6,936	5,954
Deferred taxes in Israel	1,711	2,390	3,174	7,459

NON-GAAP NET INCOME	$8,867	$9,591	$18,743	$27,798

GAAP SHARES – BASIC	32,113	31,591	31,969	31,338
Adjustments:
Impact from weighted outstanding shares*	123	82	267	335

NON-GAAP SHARE – BASIC	32,236	31,673	32,236	31,673

GAAP SHARES – DILUTED	33,611	32,909	33,166	32,890
Adjustments:
Impact from weighted outstanding shares*	123	82	267	335
Effect of dilutive securities under GAAP**	(1,498)	(1,318)	(1,197)	(1,552)
Total options vested and exercisable	2,794	3,008	2,794	3,008

NON-GAAP SHARES – DILUTED	35,030	34,681	35,030	34,681

GAAP NET INCOME PER SHARE- DILUTED	$0.14	$0.16	$0.26	$0.44
Adjustments:
Share-based compensation expense	0.07	0.06	0.21	0.18
Deferred taxes in Israel	0.05	0.07	0.10	0.23
Impact from weighted outstanding shares*	(0.00)	(0.00)	(0.00)	(0.01)
Effect of dilutive securities under GAAP**	0.01	0.01	0.02	0.04
Total options vested and exercisable	(0.02)	(0.02)	(0.05)	(0.07)

NON-GAAP INCOME PER SHARE- DILUTED	$0.25	$0.28	$0.54	$0.81

* Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Shares issued during the period were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES – BASIC calculation. The GAAP SHARES – BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$63,948	$110,153
Short-term investments	140,967	70,855
Restricted cash	3,167	2,149
Accounts receivable, net	19,007	23,399
Inventories	6,599	6,740
Deferred taxes	2,579	5,753
Prepaid expenses and other	2,703	2,968

Total current assets	238,970	222,017
Property and equipment, net	8,805	10,386
Severance assets	4,370	3,407
Intangible assets, net	404	465
Deferred taxes	7,302	7,302
Other long-term assets	1,491	1,194

Total assets	$261,342	$244,771

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	9,549	$8,265
Other accrued liabilities	10,945	14,103
Capital lease obligations, current	467	717

Total current liabilities	20,961	23,085
Accrued severance	5,561	5,042
Capital lease obligations	553	874
Other long-term obligations	1,916	1,690

Total liabilities	28,991	30,691
Shareholders’ equity
Ordinary shares	133	131
Additional paid-in capital	234,207	225,180
Accumulated other comprehensive income	690	81
Accumulated deficit	(2,679)	(11,312)

Total shareholders’ equity	232,351	214,080

Total liabilities and shareholders’ equity	$261,342	$244,771

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$8,633	$14,385
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,117	2,669
Deferred income taxes	3,174	7,459
Share-based compensation expense	6,936	5,954
Gain on sale of investments	(631)	(1,975)
Changes in assets and liabilities:
Accounts receivable, net	4,392	(7,336)
Inventories	141	(456)
Prepaid expenses and other assets	441	(860)
Accounts payable	1,284	(1,457)
Accrued liabilities and other payables	(2,044)	1,770

Net cash provided by operating activities	25,443	20,153

Cash flows from investing activities:
Purchase of severance-related insurance policies	(646)	(1,001)
Purchases of short-term investments	(180,160)	(181,440)
Proceeds from sale of short-term investments	100,997	108,771
Proceeds from maturities of short-term investments	9,580	45,050
Decrease in restricted cash deposit	(884)	(99)
Purchase of property and equipment	(2,181)	(2,810)
Purchase of equity investment in a private company	—	(1,500)

Net cash used in investing activities	(73,294)	(33,029)

Cash flows from financing activities:
Principal payments on capital lease obligations	(447)	(1,824)
Proceeds from issuance of common stock to employees	2,093	3,278

Net cash provided by financing activities	1,646	1,454

Net decrease in cash and cash equivalents	(46,205)	(11,422)
Cash and cash equivalents at beginning of period	110,153	100,650

Cash and cash equivalents at end of period	$63,948	$89,228